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                                                                    Exhibit 23.3

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of Unitrin, Inc.:

We have audited the accompanying consolidated balance sheet of Unitrin, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of income, cash flows and shareholders' equity and comprehensive income for each of the years in the two-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unitrin, Inc. and subsidiaries as of December 31, 2001, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
Chicago, Illinois
January 31, 2002

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                                                                    Exhibit 23.3

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of Unitrin, Inc.:

Under date of January 31, 2002, we reported on the consolidated balance sheet of Unitrin, Inc. and subsidiaries as of December 31, 2001, and related consolidated statements of income, cash flows and shareholders' equity and comprehensive income for each of the years in the two-year period ended December 31, 2001. These consolidated financial statements and our report thereon are incorporated by reference in the December 31, 2002 Annual Report on Form 10-K of Unitrin, Inc. In connection with our audits of the aforementioned consolidated financial statements, we also audited financial statement schedules II, III, and IV as listed in Item 15 of such Annual Report on Form 10-K. These financial statement schedules are the responsibility of Unitrin's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP
Chicago, Illinois
January 31, 2002